DERMISONICS
                               [GRAPHIC OMITED]
Four Tower Bridge, 200 Barr Harbor Drive,            West Conshohocken, PA 19428
(888) 401-DERM                                                (610) 941-2990 fax
(610) 941-2780
--------------------------------------------------------------------------------

PRESS RELEASE                                          Source: Dermisonics, Inc.

               DERMISONICS ASSEMBLES MULTI-FACETED CONSULTING TEAM
          - - PROMINENT SCIENTIST AND FINANCIER JOIN AS CONSULTANTS - -

West Conshohocken, Pennsylvania, February 10, 2005 -- Dermisonics, Inc. (OTC BB:
DMSI), a medical device company with its focus on development of an ultrasonically assisted transdermal drug-delivery technology, announced today that as part of its ongoing efforts to commercialize its technology it has begun to assemble a multi-faceted consulting team beginning with the engagement of John Gilly, Ph.D., a pharmaceutical industry veteran with extensive agency compliance and manufacturing experience, and Robert Watson, Ph.D., an attorney and financier.

Dr. Gilly, who holds a doctorate in molecular biology, has most recently served as the president of U.S. operations for Premier Research Group, plc, a prominent, international clinical research organization. He has broad experience in supporting clinical trials for products developed in the pharmaceutical industry and a command of the protocols necessary to help Dermisonics move toward FDA compliance for its technology and the ultimate commercialization of the U-Strip drug delivery system. Dr. Gilly previously worked with BioReliance Corporation, where he was responsible for the management and strategic planning of their manufacturing services division. Prior to his tenure with BioReliance, he served as Vice President of Biopharmaceutical Operations for ImClone Systems Inc.

Dr. Watson is a venture catalyst with extensive experience in many areas of finance and corporate governance. Prior to establishing his independent venture consulting business, he served as General Counsel for Aeicon Corporation, an investment banking and project finance firm, and as Chairman and Chief Executive Officer of Better School Facilities, Inc., of Phoenix, Arizona, a real estate development company that specialized in developing campuses for private and charter schools. Dr. Watson also founded and was a principal of Lauren Capital Corp, an investment banking advisory, NASD-member firm.

Dermisonics' CEO Bruce Haglund commented, "We are assembling a team that can assist in all aspects of our business model, from ensuring we are adequately funded to guiding us through the complex process of obtaining regulatory approvals. I am pleased to welcome both Dr. Gilly and Dr. Watson to our team and look forward to our ongoing collaboration with Lancaster Labs. Their contributions are anticipated to accelerate the process in obtaining FDA approval for the U-Strip technology."

ABOUT DERMISONICS, INC.

Dermisonics Inc. is a medical device company that is focused on the ongoing development, testing and eventual commercialization of a transdermal patch that has been designed to facilitate the efficient and needle-free delivery of heavy molecular drugs into the system. The U-Strip is a


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                                  DERMISONICS
                               [GRAPHIC OMITED]
Four Tower Bridge, 200 Barr Harbor Drive,            West Conshohocken, PA 19428
(888) 401-DERM                                                (610) 941-2990 fax
(610) 941-2780
--------------------------------------------------------------------------------

drug delivery system incorporating a transdermal patch in combination with microelectronics and ultrasonic technology. Tests have shown that this system facilitates the transdermal delivery of Insulin as well as potentially at least 175 other existing drugs that at present cannot be effectively delivered through the pores of the skin using conventionally available transdermal technology due to their large molecular size.

NORTH AMERICAN INVESTOR RELATIONS CONTACT:

John Robinson
Phone:  866-559-1333
johnrobinson@currentcapital.com
-------------------------------

EUROPEAN INVESTOR RELATIONS CONTACT:

Alexander Holterman
Phone: +49-69-6062-7858
IR-GERMANY@DERMISONICS.COM

For additional information, please visit www.dermisonics.com
                                         -------------------

LEGAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors

                                  DERMISONICS
                               [GRAPHIC OMITED]
Four Tower Bridge, 200 Barr Harbor Drive,            West Conshohocken, PA 19428
(888) 401-DERM                                                (610) 941-2990 fax
(610) 941-2780
--------------------------------------------------------------------------------

that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.


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